STATE DEPARTMENT OF ASSESSMENTS
AND TAXATION

APPROVED FOR RECORD
05/29/96 at 1:51 p.m. eff 05/31/96 @ 5:00 pm

DREYFUS-WILSHIRE TARGET FUNDS, INC.

RECEIVED
'96 MAY 29 P1 51

ARTICLES OF AMENDMENT

Dreyfus-Wilshire Target Funds, Inc., a Maryland corporation having its principal office in the State of Maryland in Baltimore City, Maryland (hereinafter called the "corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The Articles of Incorporation of the corporation is hereby amended by striking Article SECOND of the Articles of Incorporation and inserting in lieu thereof the following:

SECOND: The name of the corporation (hereinafter called the "corporation") is Wilshire Target Funds, Inc.

SECOND: The Charter of the corporation is further amended by redesignating all of the currently issued and unissued shares of the corporation's Common Stock as follows:

Class Designation	New Class Designation	Number of Shares Presently Allocated
Large Company Growth Portfolio	Investment Class shares of Common Stock of the Large Company Growth Portfolio	100,000,000
Large Company Value Portfolio	Investment Class shares of Common Stock of Large Company Value Portfolio	100,000,000
Small Company Growth Portfolio	Investment Class shares of Common Stock of the Small Company Growth Portfolio	100,000,000
Small Company Value Portfolio	Investment Class shares of Common Stock of the Small Company Value Portfolio	100,000,000

THIRD: These Articles of Amendment shall become effective on May 31, 1996 at 5:00 p.m.

61518181

3118182.03

3822 0176

FOURTH: The foregoing amendments to the Articles of Incorporation of the corporation were approved by a majority of the entire Board of Directors of the corporation and the amendments to the Articles of Incorporation are limited to changes expressly permitted by Section 2-605 of Subtitle 6 of Title 2 of the Maryland General Corporation Law to be made without action by stockholders.

FIFTH: The corporation is registered as an open-end company under the Investment Company Act of 1940, as amended.

IN WITNESS WHEREOF, Dreyfus-Wilshire Target Funds, Inc. has caused these presents to be signed in its name and on its behalf on the 23rd day of May, 1996 by its duly authorized officers, who acknowledge that these Articles of Amendment are the act of the corporation and that to the best of their knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles are true in all material respects and that this statement is made under the penalties of perjury.

DREYFUS-WILSHIRE TARGET FUNDS, INC.

WITNESS:

Julie Tedesco

Name: Julie Tedesco

Title: Assistant Secretary

By: Therese Hogan

Name: Therese Hogan

Title: Vice President

3118182.03

3822 0177